UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 4, 2016
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17901 Von Karman Avenue, Suite 1200, Irvine, CA		92614
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(949) 864-8000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(ii))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 4, 2016, Pacific Premier Bancorp, Inc. (the “Company”) issued a press release announcing that E. Allen Nicholson will resign from the position of Executive Vice President and Chief Financial Officer of the Company and the Company’s subsidiary, Pacific Premier Bank, effective as of May 31, 2016.  Mr. Nicholson will continue to act as the Company’s principal financial officer and principal accounting officer until May 31, 2016, including through the submission of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. Mr. Nicholson is resigning to join another company. His departure is not due to any dispute or disagreement with the Company (e.g., no disagreement with respect to the Company’s accounting principles or practices or financial statement disclosures). The Company will immediately commence a search for a new Chief Financial Officer.

John Mangold, the Company’s current First Vice President and Treasurer, will serve as Interim Chief Financial Officer while the Company completes its search process for a permanent Chief Financial Officer.

Mr. Mangold, age 40, has served as the Company’s First Vice President and Treasurer since September 2015. Prior to that, Mr. Mangold served as Vice President and Treasurer of Far East National Bank from July 2002 to September 2015.

No new compensatory or severance arrangements were entered into in connection with Mr. Mangold’s appointment as Interim Chief Financial Officer and there are no family relationships between Mr. Mangold and any director or executive officer of the Company or its subsidiaries.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press Release, dated May 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	May 4, 2016	By:	/s/ STEVEN GARDNER
Steven Gardner
President and Chief Executive Officer